Exhibit 10.5

Execution Version

INTERCREDITOR AGREEMENT

Dated as of February 27, 2015

among

GENERAL ELECTRIC CAPITAL CORPORATION,

as North America ABL Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Trustee

and acknowledged and agreed to by

REAL ALLOY INTERMEDIATE HOLDING, LLC, as Holdings

REAL ALLOY HOLDING, INC., as the Company

and the Grantors

TABLE OF CONTENTS

		Page

SECTION I Definitions		3

1.1	Defined Terms	3
1.2	Terms Generally	20

SECTION II Lien Priorities		20

2.1	Relative Priorities	20
2.2	Prohibition on Contesting Liens; No Marshalling	21
2.3	No New Liens	22
2.4	Similar Liens and Agreements	22

SECTION III Enforcement		23

3.1	Restrictions on Exercise of Remedies by the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders with respect to the North America ABL Priority Collateral	23
3.2	Restrictions on Exercise of Remedies by the North America ABL Agent and the other North America ABL Claimholders with respect to the Notes Priority Collateral	27
3.3	Collateral Access Rights	31
3.4	Notes General Intangibles Rights/Access to Information	32
3.5	Set-Off and Tracing of and Priorities in Proceeds	33

SECTION IV Payments		34

4.1	Application of Proceeds	34
4.2	Payments Over	35

SECTION V Other Agreements		36

5.1	Releases	36
5.2	Insurance	38
5.3	Amendments to North America ABL Loan Documents and Indenture Pari Passu Lien Debt Documents	39
5.4	Confirmation of Subordination in Subordinated Lien Collateral Documents	42
5.5	Gratuitous Bailee/Agent for Perfection	42
5.6	When Discharge of Obligations Deemed to Not Have Occurred	45
5.7	Purchase Right	46

SECTION VI Insolvency or Liquidation Proceedings		48

6.1	Finance and Sale Issues	48

6.2	Relief from the Automatic Stay	49
6.3	Adequate Protection	49
6.4	Avoidance Issues	50
6.5	Reorganization Securities	50
6.6	Post-Petition Interest	50
6.7	Waiver	50
6.8	Separate Grants of Security and Separate Classification	51
6.9	Effectiveness in Insolvency or Liquidation Proceedings	51
6.10	Asset Dispositions	52
6.11	Plan of Reorganization	53

SECTION VII Reliance; Waivers; Etc.		53

7.1	Reliance	53
7.2	No Warranties or Liability	53
7.3	No Waiver of Lien Priorities	54
7.4	Obligations Unconditional	56

SECTION VIII Miscellaneous		57

8.1	Integration/Conflicts	57
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	57
8.3	Amendments; Waivers	58
8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	58
8.5	Subrogation	59
8.6	SUBMISSION TO JURISDICTION; WAIVERS	60
8.7	WAIVER OF JURY TRIAL	61
8.8	Notices	61
8.9	Further Assurances	61
8.10	Applicable Law	61
8.11	Binding on Successors and Assigns	62
8.12	Headings	62
8.13	Counterparts	62
8.14	Authorization	62
8.15	No Third Party Beneficiaries/Provisions Solely to Define Relative Rights	62
8.16	No Indirect Actions	62
8.17	Grantors; Additional Grantors	63

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of February 27, 2015, and entered into by and among (i) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), in its capacity as “Agent” for the holders of the “Obligations” under the North America ABL Credit Agreement (as defined below), including its successors and assigns from time to time (the “North America ABL Agent”), (ii) WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington”), not in its individual capacity, but solely in its capacity as notes collateral trustee under the Indenture Pari Passu Lien Documents (as defined below), including its successors and assigns from time to time (the “Notes Collateral Trustee”) and (iii) acknowledged and agreed to by REAL ALLOY INTERMEDIATE HOLDING, LLC, a Delaware limited liability company (“Holdings”), REAL ALLOY HOLDING, INC, (f/k/a SGH Acquisition Holdco, Inc. and a successor by merger to SGH Escrow Corporation), a Delaware corporation (the “Company”), and the Grantors (as defined below) from time to time party hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The North America ABL Credit Parties (as defined below), the lenders from time to time party thereto and the North America ABL Agent have entered into that certain Revolving Credit Agreement dated as of the date hereof (as further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “North America ABL Credit Agreement”);

Holdings, the Company and the other Indenture Parties (as defined below), Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”) and the Notes Collateral Trustee, have entered into that certain Indenture dated as of January 8, 2015 (as supplemented by the First Supplemental Indenture, dated as of the date hereof, and as may be further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Indenture”) providing for the issuance of senior secured notes of the Company (the “Initial Notes”);

Pursuant to the North America ABL Credit Agreement and that certain U.S. Revolving Guaranty and Security Agreement, dated as of the date hereof (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “U.S. Revolving Guaranty and Security Agreement”), the “Guarantors” thereunder have agreed to guarantee, and to cause certain current and future Subsidiaries to agree to guarantee all “Obligations” thereunder of all of the “Borrowers” thereunder; and pursuant to the North America ABL Credit Agreement and that certain Canada Revolving Guaranty and Security Agreement dated as the date hereof (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Canada Revolving Guaranty and Security Agreement” and, together with the U.S. Revolving Guaranty and Security Agreement, the “North America ABL Guaranty and Security Agreements”), the “Guarantors” thereunder have agreed to guarantee, and to cause certain current and future Subsidiaries to agree to guarantee all “Obligations” thereunder of the “Canadian Borrower” thereunder;

Pursuant to the Indenture, Holdings and the other Indenture Parties have agreed to guarantee, and to cause certain current and future Subsidiaries to guarantee (such guarantee, the “Notes Guaranty”) the Notes Pari Passu Lien Obligations (as defined below), and pursuant to other future Indenture Pari Passu Lien Debt Documents (as defined below), the Indenture Parties may guarantee, and cause certain current and future Subsidiaries to guarantee (such guarantee, the “Other Indenture Pari Passu Lien Guaranty”; and together with the Notes Guaranty, the “Indenture Pari Passu Lien Guaranties”) the Notes Pari Passu Lien Obligations;

The obligations of the Grantors (as defined below) under and as described in the North America ABL Credit Agreement, any North America ABL Hedge Agreements, and the North America ABL Guaranty and Security Agreements will be secured on a first priority basis by Liens on substantially all the assets constituting North America ABL Priority Collateral (as defined below) and a second priority basis by liens on substantially all the assets constituting Notes Priority Collateral (as defined below) pursuant to the terms of the North America ABL Collateral Documents;

The obligations of the Grantors under and as described in the Indenture and any other future Indenture Pari Passu Lien Debt Documents, any Collateral Trust Hedge Agreements (as defined below), and the Indenture Pari Passu Lien Guaranties will be secured on a first priority basis by liens on substantially all the assets constituting Notes Priority Collateral and a second priority basis by liens on substantially all the assets constituting North America ABL Priority Collateral pursuant to the terms of the Indenture Pari Passu Lien Collateral Documents; and

The North America ABL Loan Documents (as defined below), and the Indenture Pari Passu Lien Debt Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral (as defined below).

In order to (a) induce the North America ABL Agent and the other North America ABL Claimholders (as defined below) to consent to Grantors incurring the Notes Pari Passu Lien Obligations and to induce the North America ABL Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Grantors and (b) induce the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders (as defined below) to consent to Grantors incurring the North America ABL Obligations and to induce the Notes Pari Passu Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Grantors, each of the Notes Collateral Trustee on behalf of itself and the other Notes Pari Passu Lien Claimholders and the North America ABL Agent on behalf of itself and the other North America ABL Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I

DEFINITIONS

1.1 Defined Terms. As used in the Agreement, the following terms shall have the meanings set forth below.

“Access Period” means for each Real Estate Asset and any other Notes Priority Collateral consisting of Equipment (including fixtures) located thereon, the period, which begins on the earlier of (i) the day on which the North America ABL Agent provides the Notes Collateral Trustee with an Enforcement Notice; and (ii) the date on which the Notes Collateral Trustee provides the North America ABL Agent with the notice required by Section 3.3(a) that the Notes Collateral Trustee (or its agent) has either obtained possession or control of such Real Estate Asset or sold or otherwise disposed of such Real Estate Asset and ends on the earliest of (A) the 120th day after such date; provided, however, that such 120 day period shall be tolled during any period during which the North America ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to North America ABL Priority Collateral located on such Real Estate Asset; (B) the date on which all or substantially all of the North America ABL Priority Collateral located on such Real Estate Asset is sold, collected or liquidated; and (C) the Discharge of North America ABL Obligations, in the case of Collateral located thereon.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the North America ABL Agent and/or the Notes Collateral Trustee, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC), whether or not the UCC is applicable thereto.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agent” means the North America ABL Agent and/or the Notes Collateral Trustee, as the context may require.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with Section 8.3.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code, the UK Insolvency Act 1986, the UK Companies Act 2006 (insofar as it relates to a scheme of arrangement), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), any successor statute and any similar federal, state, provincial, territorial or foreign law (including common law) in respect of voluntary or involuntary insolvency, liquidation, dissolution, wind-up, arrangement, reorganization, receivership or the relief of debtors and affecting the rights of creditors generally from time to time in effect.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

“Canada Revolving Guaranty and Security Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Claimholders” means the North America ABL Claimholders and/or the Notes Pari Passu Lien Claimholders, as the context may require.

“Collateral” means all of the assets and property of any Grantor, whether real, Personal or mixed, in or upon which Liens are granted, or required to be granted, to secure both the North America ABL Obligations and the Notes Pari Passu Lien Obligations, including any property subject to Liens granted pursuant to Section VI to secure both the North America ABL Obligations and the Notes Pari Passu Lien Obligations.

“Collateral Trust Agreement” means that Collateral Trust Agreement dated as of the date hereof, by and among the Trustee and the Note Collateral Trustee, on behalf of the Notes Pari Passu Lien Claimholders, and acknowledged by the Grantors, specifying the equal and ratable lien sharing and related matters as among the Notes Pari Passu Lien Claimholders.

“Collateral Trust Hedge Agreement” means a Hedging Agreement entered into between the Company or any other Indenture Party and a Collateral Trust Hedge Bank.

“Collateral Trust Hedge Bank” means a “Hedge Bank” under and as defined in the Collateral Trust Agreement.

“Collateral Trust Hedging Obligations” means “Secured Hedging Obligations” as defined in the Collateral Trust Agreement.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Comparable Subordinated Lien Loan Document” means, in relation to any Collateral subject to any Lien created under any Prior Lien Loan Document, the Subordinated Lien Loan Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” shall have meanings correlative thereto.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright or copyrights owned by a third party, including the grant of rights to reproduce, distribute, display, perform, create derivative works of and otherwise exploit material works protected by any Copyright.

“Copyrights” means each of the following that is owned by any Grantor: (i) all copyrights arising under the laws of the United States, any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office; and (ii) the right to obtain all renewals thereof.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of North America ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, the occurrence of each of the following clauses (a) through (e):

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the North America ABL Loan Documents and constituting North America ABL Obligations;

(b) (i) payment in full in cash of all North America ABL Hedging Obligations and the expiration or termination of all outstanding transactions under the North America ABL Hedge Agreements or (ii) the cash collateralization of all such North America ABL Hedging Obligations on terms satisfactory to each applicable North America ABL Hedge Provider (or other arrangements satisfactory to each such North America ABL Hedge Provider shall have been made);

(c) payment in full in cash of all other North America ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute North America ABL Obligations; and

(e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the North America ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the North America ABL Loan Documents and constituting North America ABL Obligations.

“Discharge of Notes Pari Passu Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6, the occurrence of each of the following clauses (a) through (c):

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Indenture Pari Passu Lien Debt Documents;

(b) (i) payment in full in cash of all Collateral Trust Hedging Obligations and the expiration or termination of all outstanding transactions under the Collateral Trust Hedge Agreements or (ii) the cash collateralization of all such Collateral Trust Hedging Obligations on terms satisfactory to each applicable Collateral Trust Hedge Bank (or other arrangements satisfactory to each such Collateral Trust Hedge Bank shall have been made); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Notes Pari Passu Lien Obligations.

“Discharge of Prior Lien Obligations” means (a) with respect to the North America ABL Priority Collateral as it relates to the Notes Pari Passu Lien Claimholders, the Discharge of North America ABL Obligations and (b) with respect to the Notes Priority Collateral as it relates to any of the North America ABL Claimholders, the Discharge of Notes Pari Passu Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Electing Notes Pari Passu Lien Claimholders” has the meaning assigned to that term in Section 5.7(b).

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the North America ABL Loan Documents or the Indenture Pari Passu Lien Debt Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC, the PPSA or other applicable law, collection of accounts, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord, bailee or mortgagee consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the North America ABL Loan Documents or Indenture Pari Passu Lien Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e) the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the North America ABL Loan Documents or the Indenture Pari Passu Lien Debt Documents with the consent of or at the request of the North America ABL Agent or Notes Collateral Trustee, as applicable;

provided, however, that notwithstanding the foregoing, none of the following shall constitute an Enforcement Action:

(i) the establishment or modification of (x) borrowing base and/or availability reserves or other reserves against collateral, (y) eligibility criteria for Accounts or Inventory, or (z) other conditions for advances;

(ii) the changing of advance rates or advance sub-limits;

(iii) the imposition of a default rate or late fee;

(iv) the cessation of lending pursuant to the provisions of any of the North America ABL Loan Documents, including upon the occurrence of a default or the existence of an overadvance;

(v) the filing of a proof of claim in any Insolvency or Liquidation Proceeding;

(vi) the consent by the North America ABL Agent to disposition by any Grantor of any of the North America ABL Priority Collateral or the consent by the Notes Collateral Trustee to disposition by any Grantor of any of the Notes Priority Collateral;

(vii) the acceleration of the Notes Pari Passu Lien Obligations or the North America ABL Obligations and the making of a demand under any Guaranty thereof;

(ix) so long as the “Revolving Loan Commitments” under and as defined in the North America ABL Credit Agreement have not been terminated, permanently reduced or suspended or otherwise there has not been a cessation of lending thereunder, the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts (in each case, other than any deposit or securities account used exclusively for identifiable proceeds of Notes Priority Collateral), in each case, against the North America ABL Obligations pursuant to the provisions of the North America ABL Loan Documents; and

(x) the commencement or filing or joining with other Persons in the commencement or filing of a petition in an Insolvency or Liquidation Proceeding in the exercise of any remedies as an unsecured creditor to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods.

“Enforcement Notice” means a written notice delivered by (i) the North America ABL Agent, at a time when any North America ABL Default has occurred and is continuing, to the Notes Collateral Trustee announcing that the North America ABL Agent intends to commence an Enforcement Action against the North America ABL Priority Collateral and specifying the relevant event of default or (ii) the Notes Collateral Trustee, at a time when a Notes Default has occurred and is continuing, to the North America ABL Agent announcing that the Notes Collateral Trustee intends to commence an Enforcement Action against the Notes Priority Collateral of any Grantor and specifying the relevant event of default.

“Equipment” means, as to each Grantor, all of such Grantor’s now or hereafter acquired equipment (as defined in Article 9 of the UCC), whether or not the UCC is applicable thereto.

“Equity Disposition” has the meaning assigned to that term in Section 5.1(b).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests, (however designated, whether voting or non-voting), of equity of such Person, including warrants, options and other rights to purchase and including, if such Person is a limited liability company, membership interests or if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, in each case in issue from time to time, but excluding debt securities convertible or exchangeable into such equity.

“Excess North America ABL Obligations” means any Obligations that would constitute North America ABL Obligations if not for the North America ABL Cap Amount.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time or, if applicable with respect to any Grantor incorporated in England & Wales, generally accepted accounting principles in the UK as in effect from time to time.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, a province or territory of Canada, Canada, the United Kingdom, or other foreign entity or government.

“Grantors” means the North America ABL Credit Parties that are also the Indenture Parties and the Indenture Parties that are also the North America ABL Credit Parties.

“Guaranty” means any North America ABL Guaranty and Security Agreement and/or Notes Guaranty.

“Hedging Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies, and including any Interest Rate Agreements.

“Holders” means the “Holders” under and as defined in the Indenture.

“Holdings” has the meaning set forth in the Recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the North America ABL Credit Agreement or the Indenture, as applicable; for the avoidance of doubt “Indebtedness” shall not include Obligations arising under Hedging Agreements.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Indenture Pari Passu Lien Collateral Documents” means the Collateral Trust Agreement and the other “Security Documents” (as defined in the Indenture), and any other agreement, document or instrument pursuant to which a Lien is granted securing any Notes Pari Passu Lien Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“Indenture Pari Passu Lien Debt Documents” means (a) the Indenture, the Notes, any other indenture, notes, credit agreement or other agreement or instrument pursuant to which any Pari Passu Lien Debt (as defined in the Collateral Trust Agreement) is incurred, the Indenture Pari Passu Lien Collateral Documents and this Agreement and (b) each of the other agreements, documents and instruments providing for or evidencing any other Notes Pari Passu Obligation, and any other document or instrument executed or delivered at any time in connection with any Notes Pari Passu Lien Obligations, including any intercreditor or joinder agreement among holders of Notes Pari Passu Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time to the extent permitted pursuant to this Agreement.

“Indenture Parties” means Holdings, the Company and the Subsidiary Guarantors (as defined in the Indenture).

“Initial Notes” has the meaning set forth in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Person;

(b) any other voluntary or involuntary insolvency, reorganization, suspension of operations or bankruptcy case or proceeding, or any administration, receivership, liquidation, reorganization or other similar case or proceeding with respect to any Person or with respect to a material portion of such Person’s assets;

(c) any moratorium is declared in relation to any indebtedness of any Person, or the appointment of or taking possession by any liquidator, examiner, administrator, receiver, administrative receiver, interim receiver, compulsory manager, trustee or other custodian or other similar officer with respect to any Person or with respect to a material portion of such Person’s assets;

(d) any resolution or order is passed for, or the occurrence of, any liquidation, dissolution, administration, reorganization or winding up of any Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(e) any composition, compromise, assignment or arrangement is made for the benefit of creditors or any other marshalling of assets and liabilities of any Person.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Computer Software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement and interest rate insurance, in each case, designed to protect against fluctuations in interest rates and is not for speculative purposes.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory (as defined in Article 9 of the UCC), whether or not the UCC is applicable thereto.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, (contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement, PPSA financing statement, hypothec or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a mortgage or deed of trust securing Obligations.

“New North America ABL Agent” has the meaning assigned to that term in Section 5.6(a).

“New North America ABL Debt Notice” has the meaning assigned to that term in Section 5.6(a).

“New Notes Agent” has the meaning assigned to that term in Section 5.6(b).

“New Notes Debt Notice” has the meaning assigned to that term in Section 5.6(b).

“North America ABL Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“North America ABL Cap Amount” has the meaning assigned to that term in the definition of North America ABL Obligations.

“North America ABL Claimholders” means, at any relevant time, the holders of North America ABL Obligations and/or the Excess North America ABL Obligations at that time, including the North America ABL Lenders, issuing banks of letters of credit issued pursuant to the North America ABL Credit Agreement, and the North America ABL Agent under the North America ABL Loan Documents, and the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, any former North America ABL Lenders, issuing banks of letters of credit issued pursuant to the North America ABL Credit Agreement and the North America ABL Agent to the extent that any Obligations owing to such Persons were incurred while such Persons were North America ABL Lenders, issuing banks of letters of credit issued pursuant to the North America ABL Credit Agreement or the North America ABL Agent, as applicable, and such Obligations have not been paid or satisfied in full.

“North America ABL Collateral Documents” means the “Collateral Documents” (as defined in the North America ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any North America ABL Obligations and/or the Excess North America ABL Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“North America ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“North America ABL Credit Parties” means the “Credit Parties” as defined in the North America ABL Credit Agreement.

“North America ABL Default” means an “Event of Default” as defined in the North America ABL Credit Agreement or any similar event or condition set forth in any other North America ABL Loan Document which causes, or permits holders of the applicable North America ABL Obligations outstanding thereunder to cause, the North America ABL Obligations outstanding thereunder to become immediately due and payable.

“North America ABL Guaranties and Security Agreements” has the meaning assigned to that term in the Recitals to this Agreement.

“North America ABL Hedge Agreement” means an Interest Rate Agreement entered into with a North America ABL Hedge Provider as permitted under the North America ABL Loan Documents and Indenture Pari Passu Lien Debt Documents, in each case to the extent secured, or purported to be secured, under the North America ABL Collateral Documents.

“North America ABL Hedge Provider” shall mean any Person who has entered into a North America ABL Hedge Agreement with a North America ABL Credit Party.

“North America ABL Hedging Obligations” means all obligations of any North America ABL Credit Party under any North America ABL Hedge Agreement.

“North America ABL Lenders” means the “Lenders” under and as defined in the North America ABL Credit Agreement.

“North America ABL Loan Documents” means the North America ABL Credit Agreement and the “Loan Documents” (as defined in the North America ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other North America ABL Obligation and/or Excess North America ABL Obligations, and any other document or instrument executed or delivered at any time in connection with any North America ABL Obligations and/or Excess North America ABL Obligations, including any intercreditor or joinder agreement among holders of North America ABL Obligations and/or Excess North America ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time to the extent permitted pursuant to this Agreement.

“North America ABL Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any North America ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“North America ABL Obligations” means, subject to clause (d) hereof, the following:

(a) the “Obligations” (as defined in the North America ABL Credit Agreement);

(b) all North America ABL Hedging Obligations;

(c) to the extent any payment with respect to any North America ABL Obligation (whether by or on behalf of any North America ABL Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Pari Passu Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the North America ABL Loan Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “North America ABL Obligations”; and

(d) notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the North America ABL Credit

Agreement and the other North America ABL Loan Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the North America ABL Credit Agreement, is in excess of $121,000,000 in the aggregate (the “North America ABL Cap Amount”), then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the North America ABL Cap Amount shall be included in North America ABL Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute North America ABL Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the North America ABL Obligations.

“North America ABL Priority Collateral” means the following of any Grantor: (i) Accounts and Chattel Paper, in each case other than to the extent constituting identifiable proceeds of Notes Priority Collateral; (ii) Deposit Accounts, Securities Accounts and commodity accounts (and all cash, checks and other negotiable instruments, funds, securities, commodity contracts and other evidences of payment or other assets held therein), in each case solely to the extent established to hold proceeds of North America ABL Priority Collateral (but, in any event, excluding any Deposit Account or Securities Account used exclusively for identifiable proceeds of Notes Priority Collateral); (iii) all Inventory; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter-of-credit rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Notes Priority Collateral only that portion that evidences, governs, secures or reasonably relates to North America ABL Priority Collateral shall constitute North America ABL Priority Collateral; provided, further, that the foregoing shall not include any Intellectual Property; (v) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); (vi) insurance and claims against third parties to the extent arising on account of North America ABL Priority Collateral and all of the proceeds of and payments under all policies of business interruption insurance; (vii) any payment made by Seller in favor of any Grantor in respect of any purchase price adjustment pursuant to Section 2.06 of the Purchase Agreement; and (viii) all proceeds and products of any or all of the foregoing in whatever form received, but excluding any property that is directly acquired prior to the commencement of any case or proceeding under the Bankruptcy Code or any similar Bankruptcy Law with cash proceeds of any North America ABL Priority Collateral and does not otherwise constitute North America ABL Priority Collateral upon its acquisition. Upon a Discharge of Notes Pari Passu Lien Obligations, all Notes Priority Collateral shall become North America ABL Priority Collateral.

“North America ABL Standstill Period” has the meaning set forth in Section 3.1.

“Notes” means, collectively, (a) the Initial Notes and any senior secured notes issued under the Indenture (or a supplemental indenture) in exchange for the Initial Notes and (b) any additional senior secured notes issued under the Indenture (or a supplemental indenture) from time to time and any senior secured notes issued under the Indenture in exchange for such additional senior secured notes.

“Notes Collateral Trustee” has the meaning assigned to that term in the Preamble of this Agreement.

“Notes Default” means an “Event of Default” as defined in the Indenture or any similar event or condition set forth in any other Indenture Pari Passu Lien Document which causes, or permits holders of the applicable Notes Pari Passu Lien Obligations outstanding thereunder to cause, the Notes Pari Passu Lien Obligations outstanding thereunder to become immediately due and payable.

“Notes General Intangibles” means all general intangibles (including Intellectual Property) which are not North America ABL Priority Collateral.

“Notes Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Notes Pari Passu Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Notes Pari Passu Lien Claimholders” means, at any relevant time, the holders of Notes Pari Passu Lien Obligations at that time, including the Holders, the Trustee, any other Pari Passu Lien Debt Representative (as defined in the Collateral Trust Agreement) and the Pari Passu Lien Secured Party (as defined in the Collateral Trust Agreement) and the Notes Collateral Trustee, and the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, any former Notes Collateral Trustee, Holder, Trustee and other Pari Passu Lien Debt Representative and Pari Passu Lien Secured Party to the extent that any Obligations owing to such Persons were incurred while such Persons were Notes Collateral Trustee, Holder, Trustee, Pari Passu Lien Debt Representative or Pari Passu Lien Secured Party, as applicable, and such Obligations have not been paid or satisfied in full.

“Notes Pari Passu Lien Obligations” means:

(a) all Obligations under the Indenture, the Notes and other Obligations in respect of Pari Passu Lien Debt (as defined in the Collateral Trust Agreement):

(b) all Collateral Trust Hedging Obligations: and

(c) to the extent any payment with respect to any Notes Pari Passu Lien Obligation (whether by or on behalf of any Indenture Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any North America ABL Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Indenture Pari Passu Lien Debt Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Notes Pari Passu Lien Obligations”.

“Notes Priority Collateral” means the following of any Grantor: (i) Equipment; (ii) Real Estate Assets; (iii) Intellectual Property; (iv) Equity Interests in all direct Subsidiaries of any Grantor; (v) intercompany indebtedness of Holdings and its Subsidiaries; (vi) any payment, including any indemnity payment, made by Seller in favor of any Grantor pursuant the Purchase Agreement (other than a payment made to a Grantor in respect of any purchase price adjustment pursuant to Section 2.06 of the Purchase Agreement), (vii) all other assets of any Grantor, whether real, Personal or mixed (including any Deposit Accounts, Accounts, Chattel Paper and Inventory), in each case, not constituting North America ABL Priority Collateral prior to the Discharge of North America ABL Obligations; (viii) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter-of credit-rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any North America ABL Priority Collateral only that portion that evidences, governs, secures or reasonably relates to Notes Priority Collateral shall constitute Notes Priority Collateral; (ix) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); (x) insurance and claims against third parties to the extent arising on account of Notes Priority Collateral (excluding, however, the proceeds of and payments under all policies of business interruption insurance); and (xi) all proceeds and products of any or all of the foregoing in whatever form received, but excluding any property that is directly acquired prior to the commencement of any case or proceeding under the Bankruptcy Code or any similar Bankruptcy Law with cash proceeds of any Notes Priority Collateral and does not otherwise constitute Notes Priority Collateral upon its acquisition. Upon a Discharge of North America ABL Obligations, all North America ABL Priority Collateral shall become Notes Priority Collateral.

“Notes Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the North America ABL Claimholders, the Notes Pari Passu Lien Claimholders or any of them or their respective Affiliates under the North America ABL Loan Documents, the Indenture Pari Passu Lien Documents or Hedging Agreements, whether for principal, interest, premium or payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest, premium and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest, premium and fees are allowed claims in such proceeding.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or patents owned by a third party.

“Patents” means each of the following that is owned by any Grantor: (i) all letters patent of the United States, any other country or group of countries or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5(a)(i).

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the North America ABL Credit Agreement or the Indenture, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“PPSA” means the Personal Property Security Act (Ontario); provided, that if the attachment, perfection or priority of the secured party’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property laws in such other jurisdiction in Canada for the purpose of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prior Lien Agent” means (i) as it relates to the North America ABL Agent and the other North America ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the Notes Collateral Trustee; and (ii) as it relates to the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the North America ABL Agent.

“Prior Lien Claimholders” means (i) as it relates to any of the North America ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the Notes Pari Passu Lien Claimholders and (ii) as it relates to any of the Notes Pari Passu Lien Claimholders with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the North America ABL Claimholders.

“Prior Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.

“Prior Lien Collateral Documents” means (i) as it relates to any of the North America ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the Indenture Pari Passu Lien Collateral Documents and (ii) as it relates to any of the Notes Pari Passu Lien Claimholders with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the North America ABL Collateral Documents.

“Prior Lien Loan Documents” means (i) as it relates to any of the North America ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the Indenture Pari Passu Lien Debt Documents and (ii) as it relates to any of the Notes Pari Passu Lien Claimholders with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the North America ABL Loan Documents.

“Prior Lien Obligations” means (i) as it relates to any of the North America ABL Obligations with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the Notes Pari Passu Lien Obligations and (ii) as it relates to the Notes Pari Passu Lien Obligations with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the North America ABL Obligations.

“Purchase Agreement” means that certain Purchase and Sale Agreement dated October 17, 2014 by and among Signature Group Holdings, Inc., the Company, Evergreen Holding Germany GmbH, Aleris Corporation, Aleris International, Inc., Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V. and Aleris Deutschland Vier GmbH Co KG, as amended, restated, supplemented or modified from time to time.

“Purchase Price” has the meaning set forth in Section 5.7(a).

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) of any Grantor in any real property, including Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Seller” means, collectively, Aleris Corporation, Aleris International, Inc., Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V. and Aleris Deutschland Vier GmbH Co KG.

“STA” means the Securities Transfer Act as the same may, from time to time, be in effect in the Provence of Ontario or in any applicable jurisdiction.

“Subordinated Lien Agent” means (i) with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the Notes Collateral Trustee and (ii) with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, collectively, the North America ABL Agent.

“Subordinated Lien Claimholders” means (i) with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the Notes Pari Passu Lien Claimholders and (ii) with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the North America ABL Claimholders.

“Subordinated Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.

“Subordinated Lien Collateral Documents” means (i) with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the Indenture Pari Passu Lien Collateral Documents and (ii) with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the North America ABL Collateral Documents.

“Subordinated Lien Loan Documents” means (i) with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the Indenture Pari Passu Lien Debt Documents and (ii) with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the North America ABL Loan Documents.

“Subordinated Lien Obligations” means (i) with respect to all matters relating to the North America ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of North America ABL Obligations, the Notes Pari Passu Lien Obligations and (ii) with respect to all matters relating to the Notes Priority Collateral (but not the North America ABL Priority Collateral) prior to the Discharge of Notes Pari Passu Lien Obligations, the North America ABL Obligations.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent’s in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Third Party Purchaser” has the meaning assigned to that term in Section 3.3.

“Trade Secrets” means all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or trademarks owned by a third party.

“Trademarks” means each of the following that is owned by any Grantor: (i) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. PTO or in any similar office or agency of the United States, any State thereof or any other country or group of countries or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trustee” has the meaning assigned to that term in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“US Revolving Guaranty and Security Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Use Period” means the period, with respect to any Notes Priority Collateral, which begins on the earlier of (i) the day on which the North America ABL Agent provides the Notes Collateral Trustee with an Enforcement Notice; and (ii) the date on which the Notes Collateral Trustee provides the North America ABL Agent with the notice required by Section 3.3(a) that the Notes Collateral Trustee (or its agent) has either obtained possession or control of such Notes Priority Collateral or sold or otherwise disposed of such Notes Priority Collateral and ends on the earliest of (A) the 120th day after such date; provided, however, that such 120 day period shall be tolled during any period during which the North America ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Notes Priority Collateral; (B) the date on which all or substantially all of the North America ABL Priority Collateral relating to such Notes Priority Collateral is sold, collected or liquidated; and (C) the Discharge of North America ABL Obligations.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(f) the following terms shall have the meaning ascribed thereto in Article 9 of the UCC whether or not the UCC is applicable thereto: account debtors, chattel paper, documents, deposit accounts, general intangibles, goods, instruments, commercial tort claims, letters of credit, letter-of-credit rights, securities accounts, supporting obligations, products and proceeds; and

(g) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing, interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION II

LIEN PRIORITIES

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any North America ABL Obligations and/or the Notes Pari Passu Lien Obligations on the Collateral and notwithstanding any provision of the UCC, the PPSA or any other applicable law or any of the North America ABL Loan Documents or the Indenture Pari Passu Lien Debt Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any Liens securing any North America ABL Obligations or the Notes Pari Passu Lien Obligations, the subordination of such Liens to any Liens securing other obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, and Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, each hereby agree that:

(a) subject to clause (c) below, any Lien on the North America ABL Priority Collateral to the extent securing any North America ABL Obligations now or hereafter held by or on behalf of the North America ABL Agent, or any other North America ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the North America ABL Priority Collateral securing any Notes Pari Passu Lien Obligations;

(b) any Lien on the Notes Priority Collateral securing any Notes Pari Passu Lien Obligations now or hereafter held by or on behalf of the Notes Collateral Trustee, any Notes Pari Passu Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior and prior in all respects to all Liens on the Notes Priority Collateral securing any North America ABL Obligations; and

(c) any Lien on the North America ABL Priority Collateral to the extent securing any Excess North America ABL Obligations now or hereafter held by or on behalf of the North America ABL Agent or any other North America ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the North America ABL Priority Collateral securing any Notes Pari Passu Lien Obligations.

2.2 Prohibition on Contesting Liens; No Marshalling. Each of the North America ABL Agent, for itself and on behalf of each other North America ABL Claimholder and the Notes Collateral Trustee, for itself and on behalf of each Notes Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the North America ABL Claimholders in the Collateral or by or on behalf of any of the Notes Pari Passu Lien Claimholders in the Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of (i) the North America ABL Agent or any other North America ABL Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the North America ABL Obligations or the Excess North America ABL Obligations as provided in Sections 2.1(a) and 3.1 or (ii) the Notes Collateral Trustee or any other Notes Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Notes Pari Passu Lien Obligations as provided in Sections 2.1(b) and 3.2. Until the Discharge of Prior Lien

Obligations, neither (x) the Notes Collateral Trustee nor any other Notes Claimholder with respect to the North America ABL Priority Collateral or (y) the North America ABL Agent nor any other North America ABL Claimholder with respect to the Notes Priority Collateral, in each case, will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3 No New Liens. So long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property of any Grantor to secure any Notes Pari Passu Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the North America ABL Obligations and the Excess North America ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated if the North America ABL Agent is given ten (10) Business Days to accept a Lien on any asset or property and the North America ABL Agent states in writing that the North America ABL Documents prohibit the North America ABL Agent from accepting a Lien on such asset or property, or the North America ABL Agent otherwise expressly declines to accept a Lien on such asset or property; or

(b) grant or permit any additional Liens on any asset or property to secure any North America ABL Obligations or Excess North America ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Notes Pari Passu Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated if the Notes Collateral Trustee is given ten (10) Business Days to accept a Lien on any asset or property and the Notes Collateral Trustee states in writing that the Indenture Pari Passu Lien Debt Documents prohibit the Notes Collateral Trustee from accepting a Lien on such asset or property, or the Notes Collateral Trustee otherwise expressly declines to accept a Lien on such asset or property.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to them, (i) the North America ABL Agent, on behalf of itself and each of the other North America ABL Claimholders, and (ii) the Notes Collateral Trustee, on behalf of itself and each of the other Notes Pari Passu Lien Claimholders, each agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral that is subject to Liens securing the North America ABL Obligations, the Excess North America ABL Obligations and the Notes Pari Passu Lien Obligations, in each case of the Grantors be identical. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the North America ABL Agent or the Notes Collateral Trustee, to cooperate in good faith from time to time in order to determine the specific items included in the North America ABL Priority Collateral and the Notes Priority Collateral of the Grantors and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents.

SECTION III

ENFORCEMENT

3.1 Restrictions on Exercise of Remedies by the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders with respect to the North America ABL Priority Collateral.

(a) Until the Discharge of North America ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders:

(i) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the North America ABL Priority Collateral; provided that the Notes Collateral Trustee may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 120 days has elapsed since the date on which the North America ABL Agent received notice from the Notes Collateral Trustee of the declaration of an Event of Default under any Indenture Pari Passu Lien Document specifying such Event of Default and, if requested by the North America ABL Agent, giving reasonable details of such Events of Default (the “North America ABL Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Notes Collateral Trustee or any other Notes Claimholder exercise any rights or remedies with respect to the North America ABL Priority Collateral if, notwithstanding the expiration of the North America ABL Standstill Period, the North America ABL Agent or any other North America ABL Claimholder shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (notice of such exercise to be given to the Notes Collateral Trustee as soon as reasonably practicable);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the North America ABL Agent or any other North America ABL Claimholder with respect to the North America ABL Priority Collateral or any other exercise by the North America ABL Agent or any other North America ABL Claimholder of any rights and remedies relating to the North America ABL Priority Collateral under the North America ABL Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the North America ABL Agent or any other North America ABL Claimholder), in each case so long as any proceeds received by the North America ABL Agent in excess of those necessary to achieve a Discharge of North America ABL Obligations are distributed in accordance with any contractual obligation, the UCC, the PPSA and other applicable law, subject to the relative priorities described herein; and

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the North America ABL Agent or any other North America ABL Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the North America ABL Priority Collateral.

(b) Until the Discharge of North America ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to Section 3.1(a)(i), the North America ABL Agent and the other North America ABL Claimholders shall have the exclusive right to commence and maintain an Enforcement Action with respect to the North America ABL Priority Collateral or otherwise enforce rights, exercise remedies (including, but not limited to, set-off, recoupment and the right to credit bid their debt with respect to the North America ABL Priority Collateral; provided that the Notes Collateral Trustee shall have the credit bid rights set forth in Section 3.1(c)(vi)), subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the North America ABL Priority Collateral without any consultation with or the consent of the Notes Collateral Trustee or any other Notes Claimholder; provided, further, that any proceeds of the North America ABL Priority Collateral received by the North America ABL Agent in excess of those necessary to achieve a Discharge of North America ABL Obligations are distributed in accordance with this Agreement, any other contractual requirement, the UCC, the PPSA and other applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the North America ABL Priority Collateral, the North America ABL Agent and the other North America ABL Claimholders may enforce the provisions of the North America ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Notes Collateral Trustee or any other Notes Claimholder and regardless of whether any such exercise is adverse to the interest of any Notes Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of North America ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC, the PPSA and other applicable law and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Notes Collateral Trustee and any other Notes Claimholder may:

(i) file a claim or statement of interest with respect to the Notes Pari Passu Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the North America ABL Priority Collateral securing the North America ABL Obligations, or the rights of the North America ABL Agent or any other North America ABL Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect their Lien on the North America ABL Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Notes Pari Passu Lien Claimholders, including any claims secured by the North America ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Notes Collateral Trustee or any other Notes Claimholder may be inconsistent with the provisions of this Agreement;

(v) exercise any of its rights or remedies with respect to the North America ABL Priority Collateral after the termination of the North America ABL Standstill Period to the extent permitted by Section 3.1(a)(i);

(vi) bid for or purchase North America ABL Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the North America ABL Agent or any other North America ABL Claimholder, or any sale of North America ABL Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Notes Pari Passu Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of North America ABL Obligations; and

(vii) object to any proposed acceptance of North America ABL Priority Collateral by any North America ABL Claimholder pursuant to Section 9-620 of the UCC or any similar provision of the PPSA.

The Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, agrees that it will not take or receive any North America ABL Priority Collateral or any proceeds of North America ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any North America ABL Priority Collateral in its capacity as a creditor, unless and until the Discharge of North America ABL Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(i) to the extent the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2. Without limiting the generality of the foregoing, unless and until the Discharge of North America ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders with respect to the North America ABL Priority Collateral is to hold a Lien on the North America ABL Priority Collateral pursuant to the Indenture Pari Passu Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of North America ABL Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(i) the Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders, agrees that the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders will not take any action that would hinder any exercise of remedies under the North America ABL Loan Documents with respect to North America ABL Priority Collateral or is otherwise prohibited hereunder, including, but not limited to, any sale, lease, exchange, transfer or other disposition of the North America ABL Priority Collateral, whether by foreclosure or otherwise;

(ii) the Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders, hereby waives any and all rights it or the Notes Pari Passu Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the North America ABL Agent or the other North America ABL Claimholders seek to enforce the Liens on the North America ABL Priority Collateral securing the North America ABL Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the North America ABL Agent or the other North America ABL Claimholders is adverse to the interest of the Notes Pari Passu Lien Claimholders; and

(iii) the Notes Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Indenture Pari Passu Lien Collateral Documents or any other Indenture Pari Passu Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the North America ABL Agent or the other North America ABL Claimholders with respect to the North America ABL Priority Collateral as set forth in this Agreement and the North America ABL Loan Documents.

(e) Except as otherwise expressly set forth in this Agreement, the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Notes Pari Passu Lien Obligations in accordance with the terms of the Indenture Pari Passu Lien Debt Documents and applicable law; provided that in the event that any Notes Claimholder becomes a judgment Lien creditor in respect of any North America ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Notes Pari Passu Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the North America ABL Obligations) as the other Liens securing the Notes Pari Passu Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Notes Pari Passu Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) with respect to the North America ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien on the North America ABL Priority Collateral held by any of them.

(g) The Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, agrees not to commence an Enforcement Action until an Enforcement Notice has been given to the North America ABL Agent.

3.2 Restrictions on Exercise of Remedies by the North America ABL Agent and the other North America ABL Claimholders with respect to the Notes Priority Collateral.

(a) Until the Discharge of Notes Pari Passu Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Grantor, the North America ABL Agent and the other North America ABL Claimholders:

(i) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Notes Priority Collateral; provided that the North America ABL Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 120 days has elapsed since the date on which the Notes Collateral Trustee received notice from the North America ABL Agent of the declaration of an Event of Default under any North America ABL Document specifying such Event of Default and, if requested by the Notes Collateral Trustee, giving reasonable details of such Events of Default (the “Notes Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the North America ABL Agent or any other North America ABL Claimholder exercise any rights or remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of the Notes Standstill Period, the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Notes Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (notice of such exercise to be given to the North America ABL Agent as soon as reasonably practicable);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the Notes Collateral Trustee or any other Notes Claimholder with respect to Notes Priority Collateral or any other exercise by the Notes Collateral Trustee or any other Notes Claimholder of any rights and remedies relating to the Notes Priority Collateral under the Indenture Pari Passu Lien Debt Documents or otherwise (including any Enforcement Action initiated by or supported by the Notes Collateral Trustee or any other Notes Claimholder), in each case so long as any proceeds received by the Notes Collateral Trustee in excess of those necessary to achieve a Discharge of Notes Pari Passu Lien Obligations are distributed in accordance with any contractual obligation, the UCC, the PPSA and other applicable law, subject to the relative priorities described herein; and

(iii) subject to their rights under clause (a)(i) above, will not object to the forbearance by the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the Notes Priority Collateral.

(b) Until the Discharge of Notes Pari Passu Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Sections 3.2(a)(i), 3.4 and 3.5, the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action with respect to Notes Priority Collateral or otherwise enforce rights, exercise remedies (including, but not limited to, set-off, recoupment and the right to credit bid their debt with respect to Notes Priority Collateral; provided that the North America ABL Agent shall have the credit bid rights set forth in Section 3.2(c)(vi)), subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the North America ABL Agent or any other North America ABL Claimholder; provided, further, that any proceeds received by the Notes Collateral Trustee in excess of those necessary to achieve a Discharge of Notes Pari Passu Lien Obligations are distributed in accordance with any contractual requirement, the UCC, PPSA and other applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Notes Priority Collateral, the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders may, subject to Sections 3.4 and 3.5, enforce the provisions of the Indenture Pari Passu Lien Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the North America ABL Agent or any other North America ABL Claimholder and regardless of whether any such exercise is adverse to the interest of any North America ABL Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC, the PPSA or other applicable law and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the North America ABL Agent and the other North America ABL Claimholders may:

(i) file a claim or statement of interest with respect to the North America ABL Obligations and/or the Excess North America ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral securing the Notes Pari Passu Lien Obligations, or the rights of the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect their Lien on the Notes Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any of the North America ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the North America ABL Agent or any other North America ABL Claimholders may be inconsistent with the provisions of this Agreement;

(v) exercise any of its rights or remedies with respect to the Notes Priority Collateral after the termination of the Notes Standstill Period to the extent permitted by Sections 3.2(a)(i), 3.4 and 3.5;

(vi) bid for or purchase Notes Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the Notes Collateral Trustee or any other Notes Claimholder, or any sale of Notes Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any North America ABL Obligations or Excess North America ABL Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Notes Pari Passu Lien Obligations;

(vii) exercise any of their rights with respect to any to the Notes Priority Collateral set forth in Section 3.3 and/or 3.4; and

(viii) object to any proposed acceptance of Notes Priority Collateral by a Notes Claimholder pursuant to Section 9-620 of the UCC or similar provision of the PPSA.

Except as otherwise provided in Sections 3.4 and 3.5, the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, agrees that it will not take or receive any Notes Priority Collateral or any proceeds of Notes Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Notes Priority Collateral in its capacity as a creditor, unless and until the Discharge of Notes Pari Passu Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.2(a)(i) to the extent the North America ABL Agent and the other North America ABL Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement). Without limiting the generality of the foregoing, unless and until the Discharge of Notes Pari Passu Lien Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.4, 3.5, 6.3(b) and this Section 3.2(c), the sole right of the North America ABL Agent and the other North America ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on the Notes Priority Collateral pursuant to the North America ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Notes Pari Passu Lien Obligations has occurred.

(d) Subject to Sections 3.2(a) and (c) and Section 6.3(b):

(i) the North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders, agrees that the North America ABL Agent and the other North America ABL Claimholders will not take any action that would hinder any exercise of remedies under the Indenture Pari Passu Lien Debt Documents with respect to Notes Priority Collateral or is otherwise prohibited hereunder, including, but not limited to, any sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise;

(ii) the North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders, hereby waives any and all rights it or the North America ABL Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Notes Collateral Trustee or the other Notes Pari Passu Lien Claimholders seek to enforce the Liens on the Notes Priority Collateral securing the Notes Pari Passu Lien Obligations granted in any of the Notes Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Notes Collateral Trustee or the other Notes Pari Passu Lien Claimholders is adverse to the interest of the North America ABL Claimholders; and

(iii) the North America ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the North America ABL Collateral Documents or any other North America ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Collateral Trustee or the Notes Pari Passu Lien Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Indenture Pari Passu Lien Debt Documents.

(e) Except as otherwise expressly set forth in this Agreement, the North America ABL Agent and the other North America ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the North America ABL Obligations and/or Excess North America ABL Obligations in accordance with the terms of the North America ABL Loan Documents and applicable law; provided that in the event that any North America ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the North America ABL Obligations and/or Excess North America ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Notes Pari Passu Lien Obligations) as the other Liens securing the North America ABL Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.2(a) and (d), nothing in this Agreement shall prohibit the receipt by the North America ABL Agent or any other North America ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the North America ABL Obligations and/or Excess North America ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the North America ABL Agent or any other North America ABL Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) with respect to the Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

(g) The North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, agrees not to commence an Enforcement Action until an Enforcement Notice has been given to the Notes Collateral Trustee.

3.3 Collateral Access Rights.

(a) If the Notes Collateral Trustee, or any agent or representative of the Notes Collateral Trustee, shall, after any Notes Default, obtain possession or physical control of any of the Notes Priority Collateral consisting of Equipment (including fixtures) or Real Estate Assets or the Notes Collateral Trustee shall determine to sell or otherwise dispose of any such Notes Priority Collateral consisting of Equipment (including fixtures) or Real Estate Assets to any third party (each a “Third Party Purchaser”), the Notes Collateral Trustee shall promptly notify the North America ABL Agent in writing of that fact, and the North America ABL Agent shall within ten (10) Business Days (or such longer as may be agreed by the Notes Collateral Trustee in its sole discretion) after its receipt of such notice, notify the Notes Collateral Trustee in writing as to whether the North America ABL Agent desires to exercise access rights under this Section 3.3. In addition, if the North America ABL Agent, or any agent or representative of the North America ABL Agent, shall obtain possession or physical control of any of the Notes Priority Collateral consisting of Equipment (including fixtures) or Real Estate Assets, following the delivery to the Notes Collateral Trustee of an Enforcement Notice with respect to the Disposition of any North America ABL Priority Collateral, then the North America ABL Agent shall promptly notify the Notes Collateral Trustee in writing that the North America ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 in respect of such North America ABL Priority Collateral. Upon delivery of such notice by the North America ABL Agent to the Notes Collateral Trustee, the parties shall confer in good faith to coordinate with respect to the North America ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period”, access rights may apply to differing portions of the Notes Priority Collateral at differing times, in which case, a differing Access Period will apply to each such portion.

(b) During any pertinent Access Period, the North America ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a royalty-free, rent-free right to use, the Notes Priority Collateral consisting of any Real Estate Asset or Equipment (including fixtures) located thereon, for the purpose of (i) arranging for and effecting the sale or disposition of any North America ABL Priority Collateral, including the production, completion, packaging and other preparation of such North America ABL Priority Collateral for sale or disposition; (ii) selling the North America ABL Priority Collateral (by public auction, private sale or any other way, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business); (iii) storing or otherwise dealing with the North America ABL Priority Collateral; or (iv) taking any action necessary to complete the assembly, manufacture, processing, packaging, storage, sale or disposal (whether in bulk, in lots or to customers in the ordinary course of business or otherwise), transportation or shipping and/or removal of, in any lawful manner (A) work-in-process; (B) raw materials; (C) Inventory; or (D) any other item of North America ABL Priority Collateral. During any such Access Period, the North America ABL Agent and its representatives (and Persons employed on their behalf), may continue to operate, service, maintain, process and sell the North America ABL Priority Collateral, as well as to engage in bulk sales of North America ABL Priority Collateral. The North America ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the North America ABL Agent during the Access Period and repair any physical damage (ordinary wear-and-tear excepted) directly caused by the North America ABL Agent or its agents, representatives or designees, and the North America ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral; provided, however, that the North America ABL Agent and the other applicable North America ABL Claimholders will not be liable for any diminution in the value of the Notes Priority Collateral caused by the absence of the North America ABL Priority Collateral therefrom and none of such North America ABL Claimholders have any duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the access or use thereof by such North America ABL Claimholders. In no event shall the North America ABL Agent or the other North America ABL Claimholders have any liability to the Notes Collateral Trustee and/or the other Notes Pari Passu Lien Claimholders hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the North America ABL Agent of its rights under this Agreement. The North America ABL Agent and the Notes Collateral Trustee shall cooperate and use reasonable efforts to ensure that their activities during any Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Notes Collateral Trustee to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(c) The Notes Collateral Trustee shall not sell or dispose of any of the Notes Priority Collateral consisting of Equipment (including fixtures) or Real Estate Assets of a type subject to Section 3.3 or 3.4 prior to the expiration of the applicable Access Period or Use Period, as the case may be, unless the buyer agrees in writing to acquire the Notes Priority Collateral consisting of Equipment (including fixtures) or Real Estate Assets subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees to comply with the terms thereof. The rights of the North America ABL Agent and the other ABL Claimholders under this Section 3.3 and Section 3.4 during any Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Notes Collateral Trustee.

3.4 Notes General Intangibles Rights/Access to Information. The Notes Collateral Trustee hereby grants (to the full extent of its rights and interests, if any) with respect to the Notes Priority Collateral consisting of Collateral, to the North America ABL Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free nonexclusive license and lease (which will be binding on any successor or assignee of any such Notes Priority Collateral) to use, all of such Notes Priority Collateral of the applicable Grantors consisting of Notes General Intangibles (including, for the avoidance of doubt, Intellectual Property), and any computer or other data processing Equipment included in such Notes Priority Collateral necessary in connection therewith, to (i) collect all Accounts included in the applicable North America ABL Priority Collateral; (ii) copy, use, or preserve any and all information relating to any of the applicable North America ABL Priority Collateral; and (iii) finish and sell any goods or inventory constituting such North America ABL Priority Collateral and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Notes General Intangibles) to use any and all Notes General Intangibles (including, for the avoidance of doubt, Intellectual Property) at any time in connection with any Enforcement Action by the North America ABL Agent or such agents, representatives and designees taken in accordance with the terms of this Agreement; provided, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Notes Priority Collateral (exclusive of any Notes General Intangibles (including Intellectual Property)), shall immediately expire upon the end of (1) the Access Period applicable to such Notes Priority Collateral located on any Real Estate Asset and (2) the Use Period with respect to any Notes Priority Collateral not located on any Real Estate Asset and (B) the royalty-free license granted in clause (b) with respect to any Notes General Intangibles shall immediately expire upon the end of the Use Period (provided that such expiration shall be without prejudice to the sale or other disposition of the applicable North America ABL Priority Collateral in accordance with applicable law).

3.5 Set-Off and Tracing of and Priorities in Proceeds.

(a) The Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, acknowledges and agrees that, to the extent the Notes Collateral Trustee or any other Notes Claimholder exercises its rights of set-off against any North America ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(a). The North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, acknowledges and agrees that, to the extent the North America ABL Agent or any other North America ABL Claimholder exercises its rights to set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(b).

(b) The North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders, and the Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders, agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding involving any Grantor, any proceeds of Collateral, whether or not deposited under Account Agreements, used by any Grantor to acquire property constituting Collateral shall not (solely as between (i) the North America ABL Agent and the Notes Collateral Trustee and (ii) the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities of the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders in the Collateral so acquired.

SECTION IV

PAYMENTS

4.1 Application of Proceeds.

(a) So long as the Discharge of North America ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any North America ABL Priority Collateral or any proceeds thereof received in connection with any Enforcement Action by the North America ABL Agent or any other North America ABL Claimholders shall be applied by the North America ABL Agent to the North America ABL Obligations in such order as specified in the relevant North America ABL Loan Documents; provided that any non-cash North America ABL Priority Collateral or non-cash proceeds will be held by the North America ABL Agent as North America ABL Priority Collateral unless the failure to apply such amounts would be contrary to the terms of the North America ABL Loan Documents or applicable law and the North America ABL Obligations will not be reduced until and except to the extent that such non-cash proceeds are actually applied towards the North America ABL Obligations. Upon the Discharge of North America ABL Obligations, the North America ABL Agent shall deliver (i) any North America ABL Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements to the Notes Collateral Trustee, to be applied by the Notes Collateral Trustee to the Notes Pari Passu Lien Obligations in such order as specified in the Indenture Pari Passu Lien Collateral Documents, and (ii) upon the Discharge of Notes Pari Passu Lien Obligations, any North America ABL Priority Collateral and proceeds thereof (x) if there are any Excess North America ABL Obligations, to the North America ABL Agent for application thereto and (y) if there are no Excess North America ABL Obligations, or to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of Notes Pari Passu Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Grantor, any Notes Priority Collateral or any proceeds thereof received in connection with any Enforcement Action by the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders shall be applied by the Notes Collateral Trustee to the Notes Pari Passu Lien Obligations in such order as specified in the relevant Indenture Pari Passu Lien Debt Documents; provided that any non-cash Notes Priority Collateral or non-cash proceeds will be held by the Notes Collateral Trustee as Notes Priority Collateral unless the failure to apply such amounts would be contrary to the terms of the Indenture Pari Passu Lien Debt Documents or applicable law and the Notes Pari Passu Lien Obligations will not be reduced until and except to the extent that such non-cash proceeds are actually applied towards the Notes Pari Passu Lien Obligations. Upon the Discharge of Notes Pari Passu Lien Obligations, the Notes Collateral Trustee shall deliver (i) any Notes Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements, to the North America ABL Agent to be applied by the North America ABL Agent to the North America ABL Obligations and the Excess North America ABL Obligations in such order as specified in the North America ABL Collateral Documents and (ii) upon the Discharge of North America ABL Obligations and the Excess North America ABL Obligations, or to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct.

(c) In the event that proceeds of the Collateral are received in connection with a Disposition of all or substantially all of the Equity Interest issued by any Grantor and the Liens of the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders on any Collateral in which such Grantor has an interest are released, then the portion thereof consisting of North America ABL Priority Collateral shall also be deemed to be

Disposed of in connection with such Disposition for the purposes of this Agreement. In the event that prior to the Discharge of North America ABL Obligations, proceeds of the Collateral are received in connection with a Disposition, loss, condemnation or other disposition (whether voluntary or involuntary) of Collateral that involves both North America ABL Priority Collateral and Notes Priority Collateral, for the purposes of this Agreement with respect to such Disposition, loss, condemnation or other disposition, the North America ABL Priority Collateral consisting of Accounts shall be deemed to have a valuation equal to the net book value of each such Account and all North America ABL Priority Collateral consisting of Inventory shall be deemed to have a value equal to the net book value of such Inventory.

4.2 Payments Over. (a) So long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3, and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Subordinated Lien Agent or any other Subordinated Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral in contravention of this Agreement in all cases shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of itself and the other Prior Lien Claimholders in the same form as received, with any necessary endorsements, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. The Prior Lien Agent is hereby authorized to make any such endorsements as agent for the Subordinated Lien Agent or any such Subordinated Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

(b) So long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3, and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Subordinated Lien Agent or any other Subordinated Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral not in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the itself and the other Prior Lien Claimholders in the same form as received, with any necessary endorsements, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct; provided that with respect to Collateral this Section 4.2(b) shall only be applicable if the exercise of such right or remedy by the Subordinated Lien Agent or any other Subordinated Lien Claimholder has the effect of discharging the Lien of the Prior Lien Agent on such Collateral with respect to Subordinated Lien Collateral. The Prior Lien Agent is hereby authorized to make any such endorsements as agent for the Subordinated Lien Agent or any such Subordinated Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

(c) So long as the Discharge of Prior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Subordinated Lien Agent or any other Subordinated Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral of any Prior Lien Claimholder (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of itself and the other Prior Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Subordinated Lien Agent or any other Subordinated Lien Claimholders in respect of any of the Subordinated Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION V

OTHER AGREEMENTS

5.1 Releases.

(a) (i) If in connection with any Enforcement Action by the North America ABL Agent or any other exercise of the North America ABL Agent’s remedies in respect of the North America ABL Priority Collateral, in each case prior to the Discharge of North America ABL Obligations, the North America ABL Agent, for itself or on behalf of any of the other North America ABL Claimholders, releases any of its Liens on any part of the North America ABL Priority Collateral, then the Liens, if any, of the Notes Collateral Trustee, for itself or for the benefit of the other Notes Pari Passu Lien Claimholders, on such North America ABL Priority Collateral shall be automatically, unconditionally and simultaneously released; provided that the proceeds of any such Enforcement Action or other exercise of remedies are applied as provided in Section 4.1(a). The Notes Collateral Trustee, for itself or on behalf of any such Notes Pari Passu Lien Claimholders, promptly shall execute and deliver to the North America ABL Agent such termination statements, releases and other documents as the North America ABL Agent may request to effectively confirm the foregoing releases.

(ii) If in connection with any Enforcement Action by the Notes Collateral Trustee or any other exercise of the Notes Collateral Trustee’s remedies in respect of the Notes Priority Collateral, in each case prior to the Discharge of Notes Pari Passu Lien Obligations, the Notes Collateral Trustee, for itself or on behalf of any of the other Notes Pari Passu Lien Claimholders, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the North America ABL Agent, for itself or for the benefit of the other North America ABL Claimholders, on such Notes Priority Collateral, and the obligations of any Grantor under its North America ABL Guaranty and Security Agreement of any North America ABL Obligations and/or Excess North America ABL Obligations, shall be automatically, unconditionally and simultaneously released; provided that the proceeds of any such Enforcement Action or other exercise of remedies are applied as provided in Section 4.1(b). If in connection with any Enforcement Action or other exercise of rights and remedies by the Notes Collateral Trustee, in each case prior to the Discharge of Notes Pari Passu Lien Obligations, the equity interests of any Grantor or any direct or indirect parent company of a Grantor are foreclosed upon or otherwise disposed of and the Notes Collateral Trustee releases its Lien on the property or assets of such Grantor then the obligations of such Grantor and any of its direct or indirect Subsidiaries under any North America ABL Guaranty and Security Agreement of the North America ABL Obligations and/or Excess

North America ABL Obligations will be automatically released and the Liens of the North America ABL Agent with respect to the Notes Priority Collateral of such Grantor and its direct and indirect Subsidiaries will be automatically released to the same extent as the Liens of the Notes Collateral Trustee; provided that the proceeds of any such Enforcement Action or other exercise of remedies are applied as provided in Section 4.1(c). The North America ABL Agent, for itself or on behalf of the other North America ABL Claimholders, promptly shall execute and deliver to the Notes Collateral Trustee or such Grantor such termination statements, releases and other documents as the Notes Collateral Trustee or such Grantor may request to effectively confirm the foregoing releases.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) by any Grantor, including a Disposition of all of the Equity Interest in any Grantor owned by Grantors (an “Equity Disposition”), permitted under the terms of the Prior Lien Loan Documents and not expressly prohibited under the terms of the Subordinated Lien Loan Documents (other than in connection with an Enforcement Action or other exercise of the Prior Lien Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the Prior Lien Agent, for itself or on behalf of any of the other Prior Lien Claimholders, releases any of its Liens on any part of the Collateral, or, in the case of any Disposition which involves an Equity Disposition, releases an applicable Grantor from its obligations under its guaranty of the Prior Lien Obligations, in each case other than (i) in connection with, or following, the Discharge of Prior Lien Obligations and (ii) after the occurrence and during the continuance of any Event of Default under the Subordinated Lien Loan Documents, then the Liens, if any, of the Subordinated Lien Agent, for itself or for the benefit of the other Subordinated Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Subordinated Lien Obligations, shall be automatically, unconditionally and simultaneously released; (it being understood and agreed that, in the event such Disposition involves both North America ABL Priority Collateral and Notes Priority Collateral or is an Equity Disposition, Section 4.1(c) will apply). The Subordinated Lien Agent, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent or such Grantor such termination statements, releases and other documents as the Prior Lien Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of Prior Lien Obligations occurs, the Subordinated Lien Agent, for itself and on behalf of the other Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints the Prior Lien Agent and any officer or agent of the Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lien Agent or such holder or in the Prior Lien Agent’s own name, from time to time in the Prior Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

(d) Until the Discharge of Prior Lien Obligations occurs, to the extent that the Prior Lien Agent or the other Prior Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Subordinated Lien Agent, for itself and for the Subordinated Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2 Insurance. (a) Unless and until the Discharge of North America ABL Obligations has occurred, the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, shall have the sole and exclusive right, subject to the rights of the Grantors under the North America ABL Loan Documents, to adjust settlement for any insurance policy covering the North America ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the North America ABL Priority Collateral. Unless and until the Discharge of North America ABL Obligations has occurred, and subject to the rights of the Grantors under the North America ABL Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the North America ABL Priority Collateral shall be paid first to the North America ABL Agent for the benefit of itself and the other North America ABL Claimholders for application to the North America ABL Obligations pursuant to the terms of the North America ABL Loan Documents (including for purposes of cash collateralization of letters of credit), second, upon a Discharge of North America ABL Obligations, and subject to the rights of the Grantors under the Indenture Pari Passu Lien Debt Documents, to the Notes Collateral Trustee for the benefit of itself and the other Notes Pari Passu Lien Claimholders to the extent required under the Indenture Pari Passu Lien Collateral Documents, third, upon a Discharge of Notes Pari Passu Lien Obligations, to the North America ABL Agent for the benefit of holders of Excess North America ABL Obligations, and fourth, to the extent no Excess North America ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be lawfully or contractually entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of North America ABL Obligations has occurred, if the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the North America ABL Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Notes Pari Passu Lien Obligations has occurred, the Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, shall have the sole and exclusive right, subject to the rights of the Grantors under the Indenture Pari Passu Lien Debt Documents, to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Notes Priority Collateral. Unless and until the Discharge of Notes Pari Passu Lien Obligations has occurred, and subject to the rights of the Grantors under the Indenture Pari Passu Lien Debt Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Notes Priority Collateral shall be paid first to the Notes Collateral Trustee for the benefit of itself and the other Notes Pari Passu

Lien Claimholders pursuant to the terms of the Indenture Pari Passu Lien Debt Documents, second, upon a Discharge of Notes Pari Passu Lien Obligations, and subject to the rights of the Grantors under the North America ABL Loan Documents, with respect to such proceeds arising from Collateral, to the North America ABL Agent for the benefit of itself and the other North America ABL Claimholders for application to the North America ABL Obligations to the extent required under the North America ABL Collateral Documents (including for purposes of cash collateralization of letters of credit), third, upon a Discharge of North America ABL Obligations, with respect to such proceeds arising from Collateral, to the North America ABL Agent for the benefit of holders of Excess North America ABL Obligations, and fourth, to the extent no Excess North America ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be lawfully or contractually entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Notes Pari Passu Lien Obligations has occurred, if the North America ABL Agent or any other North America ABL Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Notes Collateral Trustee in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, each of the North America ABL Agent and the Notes Collateral Trustee shall receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure the North America ABL Priority Collateral and the Notes Priority Collateral of the Grantors.

(d) To the extent that an insured loss covers or constitutes both North America ABL Priority Collateral and Notes Priority Collateral, then the North America ABL Agent and the Notes Collateral Trustee will work jointly and in good faith to collect, adjust or settle (subject to the rights of the relevant grantors under the applicable North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents) under the relevant insurance policy, with the proceeds thereof being applied in accordance with the provisions of this Agreement.

5.3 Amendments to North America ABL Loan Documents and Indenture Pari Passu Lien Debt Documents.

(a) The North America ABL Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the North America ABL Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Notes Collateral Trustee or the other Notes Pari Passu Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that, as a condition to any Refinancing of the North America ABL Credit Agreement, the Grantors shall procure that the holders of such Refinancing debt (or representatives of such holders on behalf of such holders) bind themselves in a writing addressed to the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders to the terms of this Agreement (if not already bound by the terms of this Agreement) and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Notes Collateral Trustee:

(i) increase the sum of (A) the then outstanding aggregate principal amount of the Indebtedness outstanding under the North America ABL Credit

Agreement, (B) any undrawn portion of any commitment under the North America ABL Credit Agreement and (C) the aggregate face amount of any letters of credit issued under the North America ABL Credit Agreement and not reimbursed, in excess of the North America ABL Debt Cap;

(ii) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the North America ABL Credit Agreement or increase or add any fees, commissions or other amounts in connection with the North America ABL Loan Documents in a manner that would result in the total yield thereon to exceed by more than 3.00% per annum the total yield on Indebtedness thereunder as in effect on the date hereof (excluding increases (A) resulting from application of any “Pricing Grid” set forth in the North America ABL Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate); provided that, notwithstanding anything set forth in this clause (ii) to the contrary, the North America ABL Claimholders shall be entitled to receive (x) reasonable fees for amendments, providing consents, waiving defaults or granting forbearances in amounts in accordance with market practice for such actions and (y) for the reimbursement of any reasonable out-of-pocket expenses relating thereto in accordance with the terms of the North America ABL Loan Documents and no such amounts shall be included in the calculation of compliance or non-compliance with the 3.00% per annum limit set forth above;

(iii) add any additional mandatory prepayment provisions to the North America ABL Credit Agreement, or modify or have the effect of a modifying the mandatory prepayment provisions of the North America ABL Credit Agreement in a manner materially adverse to the Notes Pari Passu Lien Claimholders;

(iv) modify any provisions in the North America ABL Credit Agreement relating to, or impose any restrictions or limitations on, dividends, distributions or other restricted payments in a manner which would, or would reasonably be expected to (individually or cumulatively), adversely affect the Indenture Parties’ ability to make any payments in respect of the Notes Pari Passu Lien Obligations;

(v) change the scope or priority of Liens in respect of the Grantors securing the North America ABL Obligations and/or the Excess North America ABL Obligations in a manner which is, or would reasonably be expected to be (individually or cumulatively), materially adverse to the Notes Pari Passu Lien Claimholders; or

(vi) contravene the provisions of this Agreement.

(b) The Indenture Pari Passu Lien Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Indenture may be Refinanced, in each case, without notice to, or the consent of the North America ABL Agent or the other North America ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that, as a condition to any Refinancing of the Indenture, the Company shall procure that the holders of such Refinancing debt (or representatives of such holders on behalf of such holders) bind themselves in a writing addressed to the North America

ABL Agent to the terms of this Agreement (if not already bound by the terms of this Agreement) and any such amendment, supplement, modification or Refinancing shall not, without the consent of the North America ABL Agent:

(i) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Indenture in a manner that would result in the total yield thereon to exceed by more than 3.00% per annum the total yield on Indebtedness thereunder as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate); provided that, notwithstanding anything set forth in this clause (i) to the contrary, the Notes Pari Passu Lien Claimholders shall be entitled to receive (x) reasonable fees for amendments, providing consents, waiving defaults or granting forbearances in amounts in accordance with market practice for such actions and (y) for the reimbursement of any reasonable out-of-pocket expenses relating thereto in accordance with the terms of the Indenture Pari Passu Lien Debt Documents and no such amounts shall be included in the calculation of compliance or non-compliance with the 3.00% per annum limit set forth above;

(ii) change the scope or priority of Liens in respect of the Grantors securing the Notes Pari Passu Lien Obligations in a manner which is, or would reasonably be expected to be (individually or cumulatively), materially adverse to the North America ABL Claimholders; or

(iii) contravene the provisions of this Agreement.

(c) In the event any Prior Lien Agent or any other Prior Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Prior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Prior Lien Collateral Document as it relates to Prior Lien Collateral or changing in any manner the rights of the Prior Lien Agent as it relates to Prior Lien Collateral, such Prior Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Subordinated Lien Loan Document as it relates to Subordinated Lien Collateral without the consent of the Subordinated Lien Agent or the other Subordinated Lien Claimholders and without any action by the Subordinated Lien Agent, the Company or any other Grantor, provided that:

(i) no such amendment, waiver or consent shall have the effect of:

(A) removing assets subject to the Lien of the Subordinated Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the Prior Lien Obligations;

(B) imposing duties on the Subordinated Lien Agent without its consent;

(C) permitting other Liens on the Prior Lien Collateral not permitted under the terms of the Subordinated Lien Loan Documents or Section 6; or

(D) being prejudicial to the interests of the Subordinated Lien Claimholders to a greater extent than the Prior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(ii) notice of such amendment, waiver or consent shall have been given to the Subordinated Lien Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d) Each of the North America ABL Agent and the Notes Collateral Trustee shall each use good faith efforts to notify the other party of any written amendment or modification to any of the North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Person.

5.4 Confirmation of Subordination in Subordinated Lien Collateral Documents. Prior to the Discharge of the Prior Lien Obligations, each Grantor agrees that each Subordinated Lien Collateral Document shall include the following language (or language to similar effect approved by the Prior Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [North America ABL Agent][Notes Collateral Trustee] pursuant to this Agreement and the exercise of any right or remedy by the [North America ABL Agent][Notes Collateral Trustee] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among General Electric Capital Corporation, as North America ABL Agent, Wilmington Trust, National Association, as Notes Collateral Trustee, and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.5 Gratuitous Bailee/Agent for Perfection.

(a) Each of the North America ABL Agent and the Notes Collateral Trustee agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, PPSA or other applicable law (such Collateral being the “Pledged Collateral”) as (i) in the case of the North America ABL Agent, the collateral agent for the North America ABL Claimholders under the North America ABL Loan Documents or, in the case of the Notes Collateral Trustee, the collateral agent for the Notes Pari Passu Lien

Claimholders under the Indenture Pari Passu Lien Debt Documents and (ii) non-fiduciary, gratuitous bailee for the benefit of (A) the North America ABL Agent, in the case of the Notes Collateral Trustee and (B) the Notes Collateral Trustee, in the case of the North America ABL Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC and provisions of the PPSA, STA and any other applicable law) and, in each case, any assignee solely for the purpose of perfecting the security interest granted under the North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents, respectively, subject to the terms and conditions of this Section 5.5. The Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders hereby appoint the North America ABL Agent as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the North America ABL Agent has a perfected security interest under the UCC, the PPSA or other applicable law. The North America ABL Agent and the other North America ABL Claimholders hereby appoint the Notes Collateral Trustee as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Notes Collateral Trustee has a perfected security interest under the UCC or the PPSA. Each of the North America ABL Agent and the Notes Collateral Trustee hereby accepts such appointments pursuant to this Section 5.5(a) and acknowledges and agrees that it shall act for the benefit of the Notes Pari Passu Lien Claimholders and the North America ABL Claimholders, respectively, with respect to any Pledged Collateral and that any proceeds received by them under any Pledged Collateral shall be applied in accordance with Article IV.

(b) The North America ABL Agent shall have no obligation whatsoever to the other North America ABL Claimholders, the Notes Collateral Trustee or any other Notes Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the North America ABL Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of North America ABL Obligations as provided in clause (e) below.

(c) The Notes Collateral Trustee shall have no obligation whatsoever to the other Notes Pari Passu Lien Claimholders, the North America ABL Agent or any other North America ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Notes Collateral Trustee under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of Notes Pari Passu Lien Obligations as provided in clause (f) below.

(d) Neither the North America ABL Agent nor the Notes Collateral Trustee shall have by reason of the North America ABL Collateral Documents, the Indenture Pari Passu Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the any other Agent or Claimholder (other than, in the case of the North America ABL Agent, the other North America ABL Claimholders, and, in the case of the Notes Collateral Trustee, the other Notes Pari Passu Lien Claimholders). The (i) Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders hereby waive and release the North America ABL

Agent and the other North America ABL Claimholders from all claims and liabilities arising pursuant to the North America ABL Agent’s role and (ii) North America ABL Agent and the other North America ABL Claimholders hereby waive and release the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders from all claims and liabilities arising pursuant to the Notes Collateral Trustee’s role, in each case under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the North America ABL Agent and the other North America ABL Claimholders and the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders may differ, and each of the North America ABL Agent and Notes Collateral Trustee and each of the North America ABL Claimholders and Notes Pari Passu Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of any other Agent or Claimholders (other than, in the case of the North America ABL Agent, the North America ABL Claimholders, and, in the case of the Notes Collateral Trustee, the Notes Pari Passu Lien Claimholders).

(e) Upon the Discharge of North America ABL Obligations under the North America ABL Loan Documents to which the North America ABL Agent is a party, the North America ABL Agent shall deliver the remaining Pledged Collateral in its possession (if any), pursuant to this Section 5.5, together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Notes Collateral Trustee until the Discharge of Notes Pari Passu Lien Obligations, second, to the holders of the Excess North America ABL Obligations until such Obligations are satisfied, and third, to the Persons entitled to it to the extent no North America ABL Obligations, Excess North America ABL Obligations or Notes Pari Passu Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The North America ABL Agent further agrees to take all other action reasonably requested by the Notes Collateral Trustee at the expense of the Grantors in connection with the Notes Collateral Trustee obtaining a first-priority interest in the North America ABL Priority Collateral.

(f) Upon the Discharge of Notes Pari Passu Lien Obligations under the Indenture Pari Passu Lien Debt Documents to which the Notes Collateral Trustee is a party, the Notes Collateral Trustee shall deliver the remaining Pledged Collateral in its possession (if any) pursuant to this Section 5.5, together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the North America ABL Agent until the Discharge of North America ABL Obligations and no Excess North America ABL Obligations remain outstanding and second, to the applicable Grantors to the extent no Notes Pari Passu Lien Obligations, North America ABL Obligations or Excess North America ABL Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Notes Collateral Trustee further agrees to take all other action reasonably requested by the North America ABL Agent at the expense of the Grantors in connection with the North America ABL Agent obtaining a first-priority interest in the Notes Priority Collateral.

(g) Notwithstanding anything to the contrary contained in this Agreement, any obligation of the North America ABL Agent or the Notes Collateral Trustee, to make any delivery to the Notes Collateral Trustee or the North America ABL Agent, respectively, under Section 5.5(e), Section 5.5(f) or Section 5.6 is subject to (i) the order of any court of competent jurisdiction or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding involving any Grantor.

5.6 When Discharge of Obligations Deemed to Not Have Occurred.

(a) If, concurrently upon or at any time after the Discharge of North America ABL Obligations, the Grantors thereafter enter into any Refinancing of any North America ABL Loan Document evidencing a North America ABL Obligation which Refinancing is permitted by the Indenture Pari Passu Lien Debt Documents and this Agreement, then such Discharge of North America ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of North America ABL Obligations), and, from and after the date on which the New North America ABL Debt Notice is delivered to the Notes Collateral Trustee in accordance with the next sentence, the obligations under such Refinancing of the North America ABL Loan Document shall automatically be treated as North America ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the North America ABL Agent under such North America ABL Loan Documents shall be the North America ABL Agent for all purposes of this Agreement. Upon receipt of a notice (the “New North America ABL Debt Notice”) stating that the Grantors have entered into a new North America ABL Loan Document (which notice shall include the identity of the new collateral agent with respect to the North America ABL Loan Documents, such agent, the “New North America ABL Agent”), the Notes Collateral Trustee shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors or such New North America ABL Agent shall reasonably request in order to provide to the New North America ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New North America ABL Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New North America ABL Agent to obtain control of such Pledged Collateral). The New North America ABL Agent shall agree in a writing addressed to the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders to be bound by the terms of this Agreement. If the new North America ABL Obligations under the new North America ABL Loan Documents are secured by assets of Grantors constituting Collateral that do not also secure the Notes Pari Passu Lien Obligations, then the Notes Pari Passu Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Indenture Pari Passu Lien Collateral Documents and this Agreement.

(b) If, concurrently upon or at any time after the Discharge of Notes Pari Passu Lien Obligations, the Company thereafter enters into any Refinancing of any Indenture Pari Passu Lien Document evidencing a Notes Pari Passu Lien Obligation which Refinancing is permitted by the North America ABL Loan Documents and this Agreement, then such Discharge of Notes Pari Passu Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Notes Pari Passu Lien Obligations), and, from and after the date on which the New Notes Debt Notice is delivered to the North America ABL Agent in accordance with the next sentence, the obligations under such Refinancing of the Indenture Pari Passu Lien Document shall automatically be treated as Notes Pari Passu Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Notes Collateral Trustee under such Indenture Pari Passu Lien Debt Documents shall be the Notes Collateral Trustee for all purposes of this Agreement. Upon receipt of a notice (the “New Notes Debt Notice”) stating that the Company has entered into a new Indenture Pari Passu Lien Document (which notice shall include the identity of the new collateral agent with respect to the Indenture Pari Passu Lien Debt Documents, such agent, the “New Notes Agent”), the North America ABL Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Notes Agent shall reasonably request in order to provide to the New Notes Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Notes Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Notes Agent to obtain control of such Pledged Collateral). The New Notes Agent shall agree in a writing addressed to the North America ABL Agent and the other North America ABL Claimholders to be bound by the terms of this Agreement. If the new Notes Pari Passu Lien Obligations under the new Indenture Pari Passu Lien Debt Documents are secured by assets of the Grantors constituting Collateral that do not also secure the North America ABL Obligations, then the North America ABL Obligations shall be secured at such time by a second priority Lien on such assets of Grantors or, respectively, to the same extent provided in the North America ABL Collateral Documents and this Agreement.

5.7 Purchase Right.

(a) Without prejudice to the enforcement of any of the North America ABL Claimholders’ remedies under the North America ABL Loan Documents, this Agreement, at law or in equity or otherwise, the North America ABL Claimholders agree at any time following (i) an acceleration of any of the North America ABL Obligations in accordance with the terms of the applicable North America ABL Loan Documents by the North America ABL Claimholders, (ii) a payment default under the North America ABL Loan Documents or that has not been cured or waived by the North America ABL Claimholders under the North America ABL Loan Documents within 90 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding involving any Grantor resulting in a North America ABL Default under any of the North America ABL Loan Documents then, the Notes Pari Passu Lien Claimholders shall have the right to purchase from the North America ABL Claimholders, the entire aggregate amount of outstanding North America ABL Obligations (including all unfunded commitments under the North America ABL Loan Documents) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(c), on a pro rata basis among the North America ABL Claimholders. The “Purchase Price” will equal the sum of: (1) the principal amount of all loans, advances or similar extensions of credit included in the North America ABL Obligations (including unreimbursed amounts drawn on letters of credit, but excluding the undrawn amount of outstanding letters of credit), and all accrued and unpaid interest thereon through the date of purchase (but excluding any prepayment penalties or premiums), (2) the net aggregate amount then owing to counterparties under Hedging Agreements which constitutes a portion of the North America ABL Obligations (including all amounts owing to the counterparties as a result of the termination (or early termination) thereof), if any, and (3) all accrued and unpaid fees, expenses and other amounts owed to the North America ABL Claimholders under the applicable North America ABL Loan Documents on the date of purchase to the extent not allocable to any Excess North America ABL Obligations.

(b) Upon receipt by the North America ABL Claimholders of irrevocable written notice from one or more of the Notes Pari Passu Lien Claimholders electing to exercise the right to purchase the North America ABL Obligations pursuant to this Section 5.7 (the “Electing Notes Pari Passu Lien Claimholders”), the North America ABL Claimholders shall sell the North America ABL Obligations to the Electing Notes Pari Passu Lien Claimholders and the parties shall endeavor to close promptly thereafter. The purchase and sale of the North America ABL Obligations shall be made pursuant to documentation mutually acceptable to the North America ABL Agent(s) under the applicable North America ABL Loan Documents evidencing such North America ABL Obligations and the Electing Notes Pari Passu Lien Claimholders, which documents shall require that in addition to paying the Purchase Price the Electing Notes Pari Passu Lien Claimholders shall also furnish cash collateral to the North America ABL Claimholders in such amounts (not to exceed 105% thereof) as the relevant North America ABL Claimholders determine is reasonably necessary to such North America ABL Claimholders in connection with any North America ABL Obligations relating to outstanding and undrawn letters of credit, if any. If the North America ABL Claimholders deliver written notice to the Notes Collateral Trustee requesting that the Notes Pari Passu Lien Claimholders notify the North America ABL Claimholders if the Notes Pari Passu Lien Claimholders intend to exercise the right to purchase the North America ABL Obligations pursuant to this Section 5.7, then the Notes Pari Passu Lien Claimholders shall have ten (10) Business Days to deliver written notice thereof to the North America ABL Claimholders. If, following delivery of such notice from the North America ABL Claimholders, the Notes Pari Passu Lien Claimholders do not elect to exercise the right to purchase the North America ABL Obligations within such period, the North America ABL Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the North America ABL Loan Documents evidencing the North America ABL Obligations and this Agreement. Each North America ABL Claimholder will retain all rights to indemnification provided in the relevant ABL Loan Documents evidencing the North America ABL Obligations for all claims and other amounts relating to periods prior to the purchase of the North America ABL Obligations pursuant to this Section 5.7.

(c) The purchase and sale of the North America ABL Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the North America ABL Claimholders, except that the North America ABL Claimholders shall severally and not jointly represent and warrant to the Electing Notes Pari Passu Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase:

(i) the principal of and accrued and unpaid interest on the North America ABL Obligations, and the fees and expenses thereof owed to the respective North America ABL Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the North America ABL Obligations; and

(ii) each North America ABL Claimholder owns the North America ABL Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the North America ABL Loan Documents evidencing such North America ABL Obligations, in which case the Purchase Price will be appropriately adjusted so that the Electing Notes Pari Passu Lien Claimholders do not pay amounts represented by participation interests to the extent that the Electing Notes Pari Passu Lien Claimholders expressly assume the obligations under such participation interests).

SECTION VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1 Finance and Sale Issues.

(a) Until the Discharge of North America ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the North America ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting North America ABL Priority Collateral or proceeds thereof or to permit any Grantor to obtain financing, whether from the North America ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of North America ABL Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the North America ABL Credit Agreement does not exceed the North America ABL Cap Amount plus $16,500,000; (ii) the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests; and (iii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization which impairs the Notes Pari Passu Lien Obligations under Section 1124 of the Bankruptcy Code or any similar Bankruptcy Law and (b) any Lien on the Notes Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Collateral Trustee with respect thereto. To the extent the Liens securing the North America ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Notes Collateral Trustee will subordinate its Liens in the North America ABL Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the North America ABL Agent or to the extent permitted by Section 6.3).

(b) Until the Discharge of Notes Pari Passu Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Notes Collateral Trustee shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Notes Priority Collateral or proceeds thereof or to permit any Grantor to obtain DIP Financing, whether from the Notes Pari Passu Lien Claimholders or any other Person, then the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the North America ABL Agent and the other North America ABL Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests; and (ii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization which impairs the North America ABL Obligations under Section 1124 of the Bankruptcy Code or any other Bankruptcy Law and (b) any Lien on the North America ABL Priority Collateral to secure such DIP Financing is subordinate to the Lien of the North America ABL Agent with respect thereto. To the extent the Liens securing the Notes Pari Passu Lien Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (ii) above, the North America ABL Agent will subordinate its Liens in the Notes Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Notes Collateral Trustee or to the extent permitted by Section 6.3).

6.2 Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations has occurred, the Subordinated Lien Agent, on behalf of itself and the other Subordinated Lien Claimholders, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Prior Lien Agent for relief from such stay with respect to Prior Lien Collateral.

6.3 Adequate Protection.

(a) Until the Discharge of Prior Lien Obligations has occurred, the Subordinated Lien Agent, on behalf of itself and the other Subordinated Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection under any Bankruptcy Law with respect to Prior Lien Collateral; or

(ii) any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to Prior Lien Collateral.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the Prior Lien Claimholders (or any subset thereof) are granted adequate protection with respect to Prior Lien Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Subordinated Lien Agent, on behalf of itself or any of the other Subordinated Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Prior Lien Obligations and such Cash Collateral use or

DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the Prior Lien Obligations under this Agreement; and

(c) The Subordinated Lien Agent, for itself and on behalf of the other Subordinated Lien Claimholders, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Subordinated Lien Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Subordinated Lien Agent at least fifteen (15) days in advance of such hearing.

6.4 Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company (by reason of an antecedent transaction, or otherwise) or any other Grantor any amount paid in respect of Prior Lien Obligations (a “Recovery”), then such Prior Lien Claimholders shall be entitled to a reinstatement of Prior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Prior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Post-Petition Interest. Neither the Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall oppose or seek to challenge any claim by the Prior Lien Agent or any other Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of Post-Petition Interest or any claim under Section 506(b) of the Bankruptcy Code or similar Bankruptcy Law or otherwise to the extent of the value of any Prior Lien Claimholder’s Lien on Prior Lien Collateral, without regard to the existence of the Lien of the Subordinated Lien Agent on behalf of itself and the other Subordinated Lien Claimholders on such Collateral.

6.7 Waiver. The Subordinated Lien Agent, for itself and on behalf of the other Subordinated Lien Claimholders, waives any claim it may hereafter have against any Prior Lien Claimholder arising out of the election of any Prior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar Bankruptcy Law, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Prior Lien Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.8 Separate Grants of Security and Separate Classification. The Notes Collateral Trustee for itself and on behalf of the other Notes Pari Passu Lien Claimholders, the North America ABL Agent for itself and on behalf of the other North America ABL Claimholders, acknowledges and agrees that:

(a) the grants of Liens pursuant to the North America ABL Collateral Documents and the Indenture Pari Passu Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Notes Pari Passu Lien Obligations are fundamentally different from each of the North America ABL Obligations and the Excess North America ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the North America ABL Claimholders on the one hand, and the Notes Pari Passu Lien Claimholders, on the other hand in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of secured claims against Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Prior Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Subordinated Lien Claimholders with respect to the Prior Lien Collateral, with the Subordinated Lien Agent, for itself and on behalf of the other Subordinated Lien Claimholders, hereby acknowledging and agreeing to turn over to the Prior Lien Agent, for itself and on behalf of the other Prior Lien Claimholders, Collateral or proceeds of Prior Lien Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lien Claimholders).

6.9 Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, any similar Bankruptcy Law or the PPSA, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company or any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

6.10 Asset Dispositions.

(a) Until the Discharge of North America ABL Obligations has occurred, the Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Notes Pari Passu Lien Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any North America ABL Priority Collateral free and clear of the Liens of Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any similar Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any North America ABL Priority Collateral under Section 363(f) of the Bankruptcy Code or similar Bankruptcy Law that has been consented to by the North America ABL Agent; provided that the proceeds of such Disposition of any Collateral to be applied to the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations are applied in accordance with Sections 4.1 and 4.2.

(b) Until the Discharge of Notes Pari Passu Lien Obligations has occurred, the North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders, agrees that, in the event of any Insolvency or Liquidation Proceeding, the North America ABL Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing), a motion to any Disposition of any Notes Priority Collateral free and clear of the Liens of the North America ABL Agent and the other North America ABL Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any similar Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Notes Priority Collateral under Section 363(f) of the Bankruptcy Code or any similar Bankruptcy Law that has been consented to by the Notes Collateral Trustee; provided that the proceeds of such Disposition of any Collateral to be applied to the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations are applied in accordance with Sections 4.1 and 4.2.

(c) The Notes Pari Passu Lien Claimholders agree that the North America ABL Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law with respect to any Disposition of the North America ABL Priority Collateral and the North America ABL Claimholders agree that the Notes Pari Passu Lien Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law with respect to any Disposition of the Notes Priority Collateral; provided that the Claimholders shall not be deemed to have agreed to any credit bid by other Claimholders in connection with the Disposition of Collateral consisting of both Notes Priority Collateral and ABL Priority Collateral. The Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders, agrees that, so long as the Discharge of North America ABL Obligations has not occurred, no Notes Claimholder shall, without the prior written consent of the North America ABL Agent, credit bid under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law with respect to the North America ABL

Priority Collateral. The North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders, agrees that, so long as the Discharge of Notes Pari Passu Lien Obligations has not occurred, no North America ABL Claimholder shall, without the prior written consent of the Notes Collateral Trustee, credit bid under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law with respect to the Notes Priority Collateral.

6.11 Plan of Reorganization. In any Insolvency or Liquidation Proceeding involving any Grantor, no North America ABL Claimholder or Notes Claimholder shall be prevented by this Agreement from exercising its rights to vote in favor of or against, or object to or contest, any plan of reorganization in any such Insolvency or Liquidation Proceeding.

SECTION VII

RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, acknowledges that it and such ABL Claimholders have, independently and without reliance on the Notes Collateral Trustee or any other Notes Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the North America ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the North America ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, acknowledges that it and such Notes Pari Passu Lien Claimholders have, independently and without reliance on the North America ABL Agent or any other North America ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Indenture Pari Passu Lien Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Indenture Pari Passu Lien Debt Documents or this Agreement (it being understood that the Notes Collateral Trustee and Trustee have not and will not make any credit analysis regarding the Indenture Parties or the Collateral).

7.2 No Warranties or Liability. The North America ABL Agent, on behalf of itself and the other North America ABL Claimholders, acknowledges and agrees that each of the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Indenture Pari Passu Lien Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Notes Pari Passu Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Indenture Pari Passu Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Collateral Trustee, on behalf of itself and the other Notes Pari Passu Lien Claimholders, acknowledges and agrees that each of the North America ABL Agent and the other North America ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the North America ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the North America ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the North America ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders shall have no duty to the North America ABL Agent or any of the other North America ABL Claimholders, and the North America ABL Agent and the other North America ABL Claimholders shall have no duty to the Notes Collateral Trustee or any of the other Notes Pari Passu Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the North America ABL Agent, the other ABL Claimholders or any of them to enforce any provision of this Agreement or any North America ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the North America ABL Agent or the other North America Claimholders, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the North America ABL Loan Documents or any of the Indenture Pari Passu Lien Debt Documents, regardless of any knowledge thereof which the North America ABL Agent or the other North America ABL Claimholders, or any of them, may have or be otherwise charged with. No right of the Note Collateral Agent, the other Notes Pari Passu Lien Claimholders, or any of them to enforce any provision of this Agreement or any Indenture Pari Passu Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the Notes Collateral Trustee or the other Notes Pari Passu Lien Claimholders, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the North America ABL Loan Documents or any of the Indenture Pari Passu Lien Debt Documents, regardless of any knowledge thereof which the Notes Collateral Trustee or the Notes Pari Passu Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of Section 7.3(a) (but subject to the rights of the Grantors under the North America ABL Loan Documents and subject to the provisions of Section 5.3), the North America ABL Agent, the other North America ABL Claimholders, and any of them may, at any time and from time to time in accordance with the North America ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders, without incurring any liabilities to the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Notes Collateral Trustee or any other Notes Pari Passu Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the North America ABL Obligations or the Excess North America ABL Obligations or any Lien on any North America ABL Priority Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the North America ABL Obligations or the Excess North America ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the North America ABL Agent or any of the other North America ABL Claimholders, the North America ABL Obligations, the Excess North America ABL Obligations or any of the North America ABL Loan Documents; provided that any such increase in the North America ABL Obligations shall not increase the sum of the Indebtedness constituting principal under the North America ABL Credit Agreement and the face amount of any letters of credit issued under the North America ABL Credit Agreement and not reimbursed to an amount in excess of the North America ABL Cap Amount;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the North America ABL Priority Collateral or any liability of any Grantor to the North America ABL Agent or any other North America ABL Claimholder, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any North America ABL Obligations or Excess North America ABL Obligations or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the North America ABL Obligations or the Excess North America ABL Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any North America ABL Priority Collateral and any security and any guarantor or any liability of any Grantor to the North America ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Without in any way limiting the generality of Section 7.3(a) (but subject to the rights of the Company or the other Grantors under the Indenture Pari Passu Lien Debt Documents and subject to the provisions of Section 5.3), the Notes Collateral Trustee, the other Notes Pari Passu Lien Claimholders, and any of them may, at any time and from time to time in accordance with the Indenture Pari Passu Lien Debt Documents and/or applicable law, without the consent of, or notice to, the North America ABL Agent or any other North America ABL Claimholders, without incurring any liabilities to the North America ABL Agent or any other North America ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the North America ABL Agent or any other North America ABL Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Notes Pari Passu Lien Obligations or any Lien on any Notes Priority Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Notes Pari Passu Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Notes Collateral Trustee or any of the other Notes Pari Passu Lien Claimholders, the Notes Pari Passu Lien Obligations or any of the Indenture Pari Passu Lien Debt Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Notes Priority Collateral or any liability of the Company or any Grantor to the Notes Collateral Trustee or the Notes Pari Passu Lien Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Notes Pari Passu Lien Obligation or any other liability of the Company or any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Notes Pari Passu Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor or any Notes Priority Collateral and any security and any guarantor or any liability of the Company or any Grantor to the Notes Pari Passu Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the North America ABL Agent and the other North America ABL Claimholders and the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any North America ABL Loan Documents or any Indenture Pari Passu Lien Debt Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any North America ABL Loan Document or any Indenture Pari Passu Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the North America ABL Agent, the North America ABL Obligations, the Excess North America ABL Obligations, any other North America ABL Claimholder, the Notes Collateral Trustee, the Notes Pari Passu Lien Obligations or any other Notes Claimholder in respect of this Agreement.

SECTION VIII

MISCELLANEOUS

8.1 Integration/Conflicts. This Agreement, the North America ABL Loan Documents and the Indenture Pari Passu Lien Debt Documents represent the entire agreement of the Grantors, the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders with respect to the subject matter hereof and thereof, and supercede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the North America ABL Claimholders or the Notes Pari Passu Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the North America ABL Loan Documents or the Indenture Pari Passu Lien Debt Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the North America ABL Claimholders and the Notes Pari Passu Lien Claimholders may continue, at any time and without notice to any other Agent or any other Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor in reliance hereof. Each of the North America ABL Agent and the Notes Collateral Trustee, on behalf of itself and the other North America ABL Claimholders and the Notes Pari Passu Lien Claimholders, respectively, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the North America ABL Agent, the other North America ABL Claimholders, the North America ABL Obligations and the Excess North America ABL Obligations, the date on which the North America ABL Obligations and the Excess North America ABL Obligations are no longer secured by, or required to be secured by, any of the Collateral, subject to the rights of the North America ABL Claimholders under Section 6.4; and

(b) with respect to the Notes Collateral Trustee, the other Notes Pari Passu Lien Claimholders and the Notes Pari Passu Lien Obligations, the date on which the Notes Pari Passu Lien Obligations are no longer secured by, or required to be secured by, any of the Collateral, subject to the rights of the Notes Pari Passu Lien Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Collateral Trustee or the North America ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries.

(a) The North America ABL Agent and the other North America ABL Claimholders, on the one hand, and the Notes Pari Passu Lien Claimholders and the Notes Collateral Trustee, on the other hand, shall each not be responsible for keeping any other party informed of (i) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the North America ABL Obligations, the Excess North America ABL Obligations or the Notes Pari Passu Lien Obligations. The North America ABL Agent and the other North America ABL Claimholders shall have no duty to advise the Notes Collateral Trustee or any other Notes Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders shall have no duty to advise the North America ABL Agent or any other North America ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.

(b) In the event the North America ABL Agent or any of the other North America ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Notes Collateral Trustee or any other Notes Claimholder, it or they shall be under no obligation:

(i) to make, and the North America ABL Agent and the other North America ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(c) In the event the Notes Collateral Trustee or any of the other Notes Pari Passu Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the North America ABL Agent or any other North America ABL Claimholder, it or they shall be under no obligation:

(i) to make, and the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Agent or the Subordinated Lien Claimholders pays over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Agent and the Subordinated Lien Claimholders shall be subrogated to the rights of the Prior Lien Agent and the Prior Lien Claimholders; provided that the Subordinated Lien Agent, on behalf of itself and the other Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Company and the other Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Agent or the other Subordinated Lien Claimholders that are paid over to the Prior Lien Agent or the other Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations.

8.6 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE), OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT;

(c) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW;

(d) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (A) OF THIS SECTION (AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT);

(e) CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDE IN ACCORDANCE WITH SECTION 8.8 (AND AGREES THAT NOTHING IN THIS AGREEMENT OR ANY OTHER NORTH AMERICA ABL LOAN DOCUMENT OR INTDENTURE PARI PASSU LIEN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW);

(f) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (E) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(g) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING THE COMPANY AND THE OTHER GRANTORS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (INCLUDING THE COMPANY AND THE OTHER GRANTORS) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO (INCLUDING THE COMPANY AND THE OTHER GRANTORS) FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.8 Notices. All notices to the Notes Pari Passu Lien Claimholders and the North America ABL Claimholders permitted or required under this Agreement shall also be sent to the Notes Collateral Trustee and the North America ABL Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be Personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in Person or by courier service and signed for against receipt thereof, upon receipt of telex, telefacsimile or other electronic transmission, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The North America ABL Agent, for itself and on behalf of the other North America ABL Claimholders under the North America ABL Loan Documents, and the Notes Collateral Trustee, for itself and on behalf of the other Notes Pari Passu Lien Claimholders under the Indenture Pari Passu Lien Debt Documents, the Company and each of the other Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the North America ABL Agent or the Notes Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10 Applicable Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the North America ABL Agent, the other North America ABL Claimholders, the Notes Collateral Trustee, the other Notes Pari Passu Lien Claimholders and their respective successors and assigns. If any of the North America ABL Agent or the Notes Collateral Trustee resigns or is replaced pursuant to the North America ABL Loan Documents or the Indenture Pari Passu Lien Debt Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company or any other Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.12 Headings. The section headings and table of contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.14 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries/Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of (a) the North America ABL Agent and the other North America ABL Claimholders and (b) the Notes Collateral Trustee and the other Notes Pari Passu Lien Claimholders. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay any of the North America ABL Obligations, the Excess North America ABL Obligations and the Notes Pari Passu Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.16 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.17 Grantors; Additional Grantors. Holdings, the Company and the other Grantors hereby covenant and agree to cause each Subsidiary of Holdings which becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by duly executing and delivering a counterpart of the Joinder Agreement in the form of Exhibit A hereto to the Agents. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person pursuant to the terms of any of the North America ABL Loan Documents) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

NORTH AMERICA ABL AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Michael Todorow
	Name:	Michael Todorow
	Title:	Its Duly Authorized Signatory

Address for notices:

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Aleris Account Officer
Facsimile: (312) 463-3840

With a copy (which copy shall not constitute notice) to:

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Mark O’Leary, General Counsel, and Kim
Reich, Senior Counsel
Facsimile: (312) 441-6876

and

McGuireWoods LLP
Promenade II
1230 Peachtree Street N.E.
Suite 2100
Atlanta, GA 30309-3534
Attention: Michael G. Parisi, Esq.
Email: mparisi@mcguirewoods.com

[Signature Page to Intercreditor Agreement]

NOTES COLLATERAL TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Notes Collateral Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Real Alloy Holding Inc. Administrator
Fax: (612) 217-5651

with a copy to:
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Attn: Steven J. Heim

and (which shall not constitute notice):

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention: Erika L. Weinberg
Fax: (212) 751-4864

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed to by:

HOLDINGS:

REAL ALLOY INTERMEDIATE HOLDING, LLC

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Manager

COMPANY:

REAL ALLOY HOLDING, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Vice President and Secretary

[Signature Page to Intercreditor Agreement]

GRANTORS:

ALERIS RECYCLING, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

Effective upon the change of name from
“Aleris Recycling, Inc.” to “Real Alloy Recycling, Inc.”:

REAL ALLOY RECYCLING, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

ALERIS RECYCLING BENS RUN, LLC

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

Effective upon the change of name from
“Aleris Recycling Bens Run, LLC” to “Real Alloy Bens Run, LLC”:

REAL ALLOY BENS RUN, LLC

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

ALERIS SPECIALTY PRODUCTS, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

Annex 1 – 1

Effective upon the change of name from
“Aleris Specialty Products, Inc.” to “Real Alloy
Specialty Products, Inc.”:

REAL ALLOY SPECIALTY PRODUCTS, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

ALERIS SPECIFICATION ALLOYS, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

Effective upon the change of name from
“Aleris Specification Alloys, Inc.” to “Real Alloy Specification, Inc.”:

REAL ALLOY SPECIFICATION, INC.

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

ETS SCHAEFER, LLC

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Assistant Secretary

RA MEXICO HOLDING, LLC

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Vice President and Secretary

[Signature Page to Intercreditor Agreement]